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Michael W. Kaplan
Chief Financial Officer
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PACSUN HIRES AMBER FREDMAN-TARSHIS AS SENIOR VICE PRESIDENT AND
CHIEF MARKETING OFFICER

ANAHEIM, Calif., (November 18, 2014) -- Pacific Sunwear of California, Inc. (“PacSun” or the “Company”) (NASDAQ: PSUN) announced today the appointment of Amber Fredman-Tarshis as its Senior Vice President and Chief Marketing Officer.

“I have been really impressed by Amber’s leadership and marketing acumen since I was first introduced to her five years ago, and I am very excited to now have her join the PacSun team,” said Gary H. Schoenfeld, President and CEO. “Amber’s diverse and accomplished marketing career, which includes executive roles at Puma, Warner Bros., Victoria’s Secret and most recently CMO at Guess?, is a great complement to expanding and diversifying our coveted portfolio of brands and connecting to our 17-24 year old target demographic.”

In her role, Ms. Fredman-Tarshis will work closely with the Company’s leadership team to further strengthen the PacSun brand among consumers while developing new and effective ways of reaching the consumer. She will report directly to Mr. Schoenfeld.

“I followed what Gary did with Vans as he turned it into a highly relevant global lifestyle brand, and I believe that PacSun is on the cusp of accomplishing a similar transformation,” said Ms. Fredman-Tarshis. “Much of my career has been focused on creating emotional connections with consumers and telling great stories that bring brands to life. I look forward to developing the brand's Golden State of Mind™ positioning and celebrating the incredible stories PacSun has to share.”

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About Pacific Sunwear of California, Inc.
Pacific Sunwear of California, Inc. and its subsidiaries (collectively, "PacSun" or the "Company") is a leading specialty retailer focused on bringing customers a curated merchandise assortment featuring relevant and covetable brands that authentically embody the creativity, optimism and diversity inspired by the California lifestyle. The Company sells a combination of casual apparel, accessories and footwear designed to appeal to older teens and young adults. As of November 18, 2014, the Company operates 620 stores in all 50 states and Puerto Rico. PacSun's website address is www.pacsun.com.

Pacific Sunwear Safe Harbor
This press release contains "forward-looking statements" including, without limitation, the statements made by the Company, Mr. Schoenfeld and Ms. Fredman-Tarshis in the second, third and fourth paragraphs. In each case, these statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements be subject to the safe harbors created thereby. These statements are not historical facts and involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Uncertainties that could adversely affect the Company's business and results include, among others, the following factors: increased sourcing and product costs; adverse changes in U.S. and world economic conditions generally; adverse changes in consumer spending; changes in consumer demands and preferences; adverse changes in same-store sales; higher than anticipated markdowns and/or higher than estimated selling, general and administrative costs; currency fluctuations; competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion risk; lower than expected sales from private label merchandise; reliance on key personnel; economic impact of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors as a result of natural disasters or terrorist acts, which could cause unexpected delays in store relocations, renovations or expansions; reliance on foreign sources of production; and other risks outlined in the Company's filings with the Securities and Exchange Commission ("SEC"), including but not limited to the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2014, and subsequent periodic reports filed with the SEC. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.